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                                                                    EXHIBIT 21.1

                         LIST OF OPERATING SUBSIDIARIES

                             FLOTEK INDUSTRIES, INC.
                               ALBERTA CORPORATION
                                 PUBLICLY OWNED
                               CORPORATE STRUCTURE


PETROVALVE INTERNATIONAL                       PETROVALVE INT'L (BARBADOS) INC.
ALBERTA CORPORATION                            BARBADOS CORPORATION
100% OWNED BY FLOTEK                           98% OWNED BY FLOTEK

PETROVALVE CANADA LIMITED
ALBERTA CORPORATION
100% OWNED BY PETROVALVE INT'L INC.

PETROVALVE, INC.
DELAWARE CORPORATION
100% OWNED BY PETROVALVE INT'L INC.

USA PETROVALVE, INC.
TEXAS CORPORATION
100% OWNED BY PETROVALVE, INC.

TURBECO, INC.
TEXAS CORPORATION
100% OWNED BY PETROVALVE, INC.